UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 20, 2004

EGL, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

000-27288 76-0094895
(Commission File Number) (IRS Employer Identification No.)

15350 Vickery Drive, Houston, Texas 77032
(Address of Principal Executive Offices) (Zip Code)

(281) 618-3100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On December 20, 2004, the Compensation Committee of the Board of Directors of EGL, Inc., a Texas corporation (the “Company”), approved stock option grants to certain employees as well as restricted stock grants to the Company’s executive officers, as described below.  The grants were made under the Company’s Long-Term Incentive Plan.

The following table identifies the name of the award recipient, his position with the Company, and the number of restricted shares granted to each recipient, subject to the achievement of certain performance criteria:

Name	Position	Restricted Shares Granted
		Below EPS Target 1	EPS Target 1	EPS Target 2
James R. Crane	Chairman and Chief Executive Officer	None	7,500	10,000
Elijio V. Serrano	Executive Officer	None	5,000	7,500
Ronald E. Talley	Executive Officer	None	5,000	7,500
E. Joseph Bento	Executive Officer	None	5,000	7,500

The actual number of restricted shares granted to an executive officer will be based on whether the Company achieves certain annual earnings per share (“EPS”) targets for fiscal year 2005, as determined in March 2006 upon completion of the audit by the Company’s independent auditors.  If the Company’s EPS does not meet or exceed the minimum threshold (EPS Target 1), then the executive officers will not receive any restricted shares.  If the Company’s EPS meets or exceeds the minimum threshold, then the executive officers will receive restricted shares based on the level of the Company’s EPS (either EPS Target 1 or 2).  In no event will an executive officer receive more than the maximum number of shares set forth opposite his name in the table above.

If the Company meets or exceeds the minimum EPS threshold, then one-fifth of the restricted shares will vest in March 2006 (upon completion of the 2005 annual audit by the Company’s independent auditors).  The remaining restricted shares will then vest in four equal installments on December 20, 2006, December 20, 2007, December 20, 2008 and finally on December 20, 2009.  Upon vesting, the shares of common stock of the Company awarded as set forth above shall have no further restrictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 27, 2004

EGL, INC.

By:

/s/ Elijio V. Serrano

Elijio V. Serrano

Chief Financial Officer